EXHIBIT 10.1


                                OPTION AGREEMENT

This OPTION AGREEMENT dated for reference June 10, 2002, is between FII INTERNATIONAL INC., a Nevada company of 1100 Melville Street, Vancouver, British Columbia, V6E 4A6, and fax (604) 664-0671 ("FII"); and PATRIZIA MITCHELL of 1901-1128 Quebec Street, Vancouver, British Columbia, V6A 4E1(the "Owner").

WHEREAS the Owner has agreed to grant FII an option to the Assets pursuant to the terms of this agreement, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree that:

                                 INTERPRETATION

1.  The definitions in the recitals are part of this agreement.

2.  In this agreement:

    a) "Assets" means the assets more particularly described in Schedule "A" attached to this agreement.
    b) "Option" means the option granted to FII to purchase the Assets.
    c) "Shares" means Common Capital Shares in the capital of FII restricted from trading in accordance with Rule 144.
    d) "Term" means June 10, 2002 to June 9, 2004.
    e) "$" means United States dollars unless otherwise indicated.

                         TERMS AND CONDITIONS OF OPTION

OPTION

3. The Owner agrees to grant an option to FII to acquire the assets from the Owner.

4. All developments made on or from the Assets during the Term of this agreement, and during any extensions to the Term pursuant to the terms of this agreement, will be the property of the Owner and will be included in the Assets to be transferred to FII.

EXERCISE OF OPTION

5.  To exercise the Option, FII must make the following payments to the Owner:

    a. 2 million Shares are a price of $0.005 per Share to be issued and delivered on the date this agreement is signed by all the parties; and
    b. a lump sum payment of $250,000 to be paid on or before the end of the Term.

6. All payments to be made by FII will be delivered to the Owner at the address set out in the recitals.

EXTENSION OF OPTION

7. FII has the option to extend the Option for another 12 months from the date of expiry of the Term. To exercise its option, FII must deliver to the Owner written notice of FII's intention to extend the Option no later than May 11, 2004.

8. As consideration for the extension of the Option, FII will issue an additional 500,000 Shares registered in the name of the Owner at a deemed price of $0.20 per Share, which will be delivered to the Owner on or before June 9, 2004; and

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9.  If FII makes the payments as noted in Section 8 in a timely manner, the
    Option will be extended and kept in good standing until June 9, 2005.

TERMINATION OF OPTION

10. The Owner agrees not to terminate this agreement without the consent of FII. FII may terminate this agreement by giving the Owner 30 days' written notice.

11. The parties agree that all improvements to the Assets will remain with the Assets and the Owner will be the owner of such improvements until FII exercises the Option in full. If the Option is not exercised in full by FII, all notes, data, records, and materials in any format that relate to the Assets in any way belong exclusively to the Owner.

12. If requested by the Owner, FII will immediately turn over to the Owner all copies of the materials described in paragraph 11 that are in FII's possession or control.

                         REPRESENTATIONS AND WARRANTIES

THE OWNER

13. The Owner represents and warrants that:

    a. The Owner is the sole beneficial and legal owner of the Assets.
    b. The Owner is legally entitled to option and sell the Assets.
    c. No other party has any right to the Assets.
    d. The Assets have been duly and validly registered and are in good standing on the date of this agreement.
    e. There is no adverse claim or challenge against or to the ownership of or title to the Assets, nor to the knowledge of the Owner is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Assets or any portion thereof, with the exception of FII's right pursuant to the provisions of this agreement.
    f. The Owner has complied with all the laws in effect in the jurisdiction in which the Assets are located and FII may have access to the Assets for all purposes of this agreement without making any payment to, and without accounting to or obtaining the permission of, or any other person other that any payments required to be made under this agreement.

14. The representations and warranties contained in Section 13 are provided for the exclusive benefit of FII, and a breach of any one or more thereof may be waived by FII, in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in Section 13 will survive the signing of this agreement.

FII

15. FII represents and warrants that:

    a. It is a company formed and in good standing under the laws of Nevada.
    b. Its authorized capital is 200,000,000 Common Capital Shares with a par value of $0.001 per share.
    c. It has the legal capacity and authority to make and perform this agreement.
    d. The signing of this agreement and the performance of its terms have been duly authorized by all necessary corporate actions including the resolution of the board of directors of FII.
    e. Any shares issued pursuant to the terms of this agreement will be subject to the trading restrictions set out in Section 19.

16. The representations and warranties contained in Section 15 are provided for the exclusive benefit of the Owner and a breach of any one or more thereof may be waived by the Owner in whole or in part at any time without prejudice to their rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in Section 15 will survive the signing of this agreement.

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Option Agreement                                                     3 / 5

                         COVENANTS AND ACKNOWLEDGEMENTS

THE OWNER

17. The Owner will indemnify FII from any and all debts or liabilities arising out of or from the Assets prior to the date of this agreement.

18. The Owner consents to act as the sole director and the president of FII and will continue to act as president of FII for the Term of this agreement or until he is removed by the board of directors of FII.

19. The Owner acknowledges and understands that each certificate evidencing any shares issued to them under this agreement and any other securities issued on any stock split, stock dividend, recapitalization, merger, consolidation, or similar event will be imprinted with legends substantially in the following form:

          "THE SECURITIES REPRESENTED BY THIS INSTRUMENT TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), OR UNDER ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE 1933 ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAW IS AVAILABLE."

FII

20. During the Term, FII will:

    a. maintain in good standing the Assets that are in good standing on the date of this agreement by the payment of all annual fees and the performance of all other actions which may be necessary in that regard and in order to keep the Assets free and clear of all liens and other charges arising from FII's activities with the Assets, except those at the time that are contested in good faith by FII;
    b. permit the Owner, their agents, servants, employees and designated consultants, at their own risk, access to the Assets at all reasonable times, provided that the Owner agrees to indemnify FII against and to save them harmless from all costs, claims, liabilities and expenses that FII may incur or suffer as a result of any injury to or loss claimed by the Owner, or their agents, servants, employees or designated consultants; and
    c. indemnify and save the Owner harmless in respect of any and all costs, claims, liabilities and expenses arising out of FII's activities with the Assets, provided that FII will incur no obligation hereunder in respect of claims arising or damages suffered after termination of the agreement if upon termination of the agreement the Assets and any improvements made to the Assets are in good standing.

                                OTHER PROVISIONS

21. The Owner expressly acknowledges that FII has given him adequate time to review this agreement and to seek and obtain independent legal advice, and he represents to FII that he has in fact sought and obtained independent legal advice and is satisfied with all the terms and conditions of this agreement.

22. Time is of the essence of this agreement.

23. This agreement is governed by the laws of British Columbia and must be litigated in the courts of British Columbia.

24. Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the address or transmitted by fax to the fax number given for the party on page 1 and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party's address.

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25. The Owner may not assign this agreement or any part of it to another party.

26. Any amendment of this agreement must be in writing and signed by the parties.

27. This agreement enures to the benefit of and binds the parties and their respective successors, heirs and permitted assignees.

28. No failure or delay of FII in exercising any right under this agreement operates as a waiver of the right. FII's rights under this agreement are cumulative and do not preclude FII from relying on or enforcing any legal or equitable right or remedy.

29. If any provision of this agreement is illegal or unenforceable under any law, then it is severed and the remaining provisions remain legal and enforceable.

30. This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

THE PARTIES' signatures below are evidence of their agreement.


FII INTERNATIONAL INC.




------------------------------------                 ---------------------------
Authorized signatory                                 PATRIZIA MITCHELL
June 10, 2002                                        June 10, 2002






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                                  SCHEDULE "A"

                      Schedule "A" to the Option Agreement

              between FII International Inc. and Patrizia Mitchell
                 dated for reference the 10th day of June, 2002.

                     (number of pages including this one: 1)

                                     Assets

The following is the description of the Assets.

    1. The domain name "fashion-international" registered with VeriSign.
    2. All notes, data, records, and materials in any format that relate to the domain name.
    3. The website www.fashion-international.com and its design and layout structure.
    4. All the content previously prepared for the website.
    5. The business and fashion experience of Patrizia Mitchell.
    6. The business plan for "fashion international" prepared by Patrizia Mitchell.